Exhibit 99.1

GlobalSCAPE, Inc. Provides Update Concerning Internal Investigation and Declares Quarterly Dividend

SAN ANTONIO – November 15, 2017 -- GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced an update to the Company’s previous announcement that the Audit Committee of the Board of Directors has been conducting an internal investigation. The Company also provided certain preliminary, unaudited financial information for the three months ended June 30, 2017 and September 30, 2017.

Investigation Update
As previously reported, the internal investigation pertains to certain transactions in the fourth quarter of 2016 involving improper arrangements with customers that circumvented the Company’s internal controls and their effect on previously reported revenue. While the investigation remains ongoing, Globalscape currently believes that the conduct leading to these improper arrangements with customers was limited to individuals no longer with the Company. Additional remedial steps include enhanced investments in processes and compliance in the areas that gave rise to the internal investigation itself.

Financial Information
As previously noted, Globalscape is in the process of effecting a restatement of its previously issued financial statements for the year ended December 31, 2016 and the three months ended March 31, 2017. While the Company continues to work as expeditiously as possible to prepare and file these amended reports, it is able to report certain unaudited, preliminary financial information. This information, which is subject to change, includes:

•
Net income for each of the three months ended June 30, 2017 and September 30, 2017 is expected to be lower than the comparable periods in 2016 primarily due to professional fees and related expenses associated with the internal investigation. These expenses totaled approximately $190,000 and $873,000 for the three months ended June 30, 2017 and September 30, 2017, respectively.

•	Total cash, cash equivalents and certificates of deposit were approximately $27 million as of September 30, 2017.

The financial information presented above is preliminary, based upon the Company’s internal estimates and subject to the Company’s ongoing assessment of revenue recognition, the Audit Committee’s independent review of this matter, and completion of the Company’s financial closing procedures and issuance of its financial statements as of and for the three month periods ended June 30, 2017 and September 30, 2017. The Company’s final financial results and other financial data could differ materially from this preliminary financial information. The Company’s final financial results will be set forth in the Company’s Form 10-Q as of and for each of the three month periods ended June 30, 2017 and September 30, 2017.
Globalscape also reported that after several years of providing maintenance and support services to the United States Army’s Standard Army Maintenance System-Enhanced (SAMS-E) logistics program, the Army’s need for those services concluded at the end of the third quarter of 2017. This development reflects the Army’s data center consolidation directive, an initiative that requires the organization to move from more than 1,000 data centers to 10. The program Globalscape had been supporting was impacted by this directive. Globalscape had earned annual revenue of approximately $1.8 million in providing these services.

Declaration of Dividend
Globalscape also today announced that its Board of Directors has declared a quarterly cash dividend of $0.015 per share of common stock. The dividend is payable on December 18, 2017, to stockholders of record at the close of business at 5:00 p.m. Eastern Time on November 30, 2017.

Litigation Update
On August 9, 2017, a securities class action complaint, Anthony Giovagnoli v. GlobalScape, Inc., et. al., Case No. 5:17-cv-00753, was filed against the Company in the United States District Court for the Western District of Texas. The complaint names as defendants the Company, Matthew Goulet, and James Albrecht for allegedly making materially false and misleading statements regarding, inter alia, the Company’s previously reported financial statements. The complaint alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and 10b-5 promulgated thereunder. The complaint seeks unspecified damages, costs, attorneys’ fees, and equitable relief. On November 6, 2017, the Court appointed a lead plaintiff, who has agreed to file an amended complaint following the completion of the Company’s accounting restatement. Management intends to vigorously defend against this action. At this time, the Company cannot predict how the Courts will rule on the merits of the claims and/or the scope of the potential loss in the event of an adverse outcome. Should the Company ultimately be found liable, the resulting damages could have a material adverse effect on its financial position, liquidity, or results of our operations.

On October 20, 2017, the Company received a demand letter from a stockholder seeking the inspection of books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law. This stockholder’s stated purpose for the demand is, inter alia, to investigate whether the Company’s Board of Directors and officers engaged in an illegal scheme to misrepresent the Company’s performance by falsely reporting accounts receivable, license revenue, total current assets and total assets, total stockholders’ equity, and total liabilities for the year ending December 31, 2016, as well as the Board’s independence to consider a stockholder derivative demand. The Company intends to fully respond to the demand to the extent required under Delaware Law. On November 7, 2017, Harwood Feffer LLP announced that it was investigating potential claims against the Board of Directors concerning whether the Board has breached its fiduciary duties to stockholders in connection with the restatement.

The Board has established a special litigation committee (“Special Litigation Committee”) consisting of Thomas Hicks and Frank Morgan to analyze and investigate claims that could potentially be asserted in stockholder derivative litigation related to facts connected to the claims and allegations asserted in the Litigation and the Section 220 Demand (the “Potential Derivative Litigation”). The Special Litigation Committee will determine what actions are appropriate and in the best interests of the Company, and decide whether it is in the best interests of the Company to pursue, dismiss, or consensually resolve any claims that may be asserted in the Potential Derivative Litigation. The Board determined that each member of the Special Litigation Committee is disinterested and independent with respect to the Potential Derivative Litigation. Among other things, the Special Litigation Committee has the power to retain counsel and advisors, as appropriate, to assist it in the investigation, gather and review relevant documents relating to the claims, interview persons who may have knowledge of the relevant information, prepare a report setting forth its conclusions and recommended course of action with respect to the Potential Derivative Litigation, and to take any actions, including, without limitation, directing the filing and prosecution of litigation on behalf of the Company, as the Special Litigation Committee in its sole discretion deems to be in the best interests of the Company in connection with the Potential Derivative Litigation. The Special Litigation Committee’s findings and determinations shall be final and not subject to review by the Board and in all respects shall be binding upon the Company.

Globalscape will provide updates concerning these matters as developments warrant.

Management Commentary from Matt Goulet, President and CEO of Globalscape
“While we are working to reach a prompt and complete resolution to the internal investigation, I’m pleased to report that we continue to make notable operational strides, including strengthening our organization with the appointment of two senior leaders to head our Sales and Operations teams. We also promoted our Vice President of Product Strategy and Technology Alliances to the role of Chief Technology Officer. Collectively, these changes have helped fortify Globalscape with the kind of leadership and expertise needed to help us expand on our leading position in the MFT marketplace, while also making solid inroads in the integration platform as a service, or iPaaS, space.

“Looking ahead, we remain focused on executing the long-term growth strategy of our business. By concentrating on our three growth initiatives—strengthening our core platform, driving innovation in the overall shift to the cloud, and expanding our footprint in adjacent markets—we believe we’re well positioned for future success.”

About Globalscape
GlobalSCAPE, Inc. (NYSE American: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape’s powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017; the discovery of additional information relevant to the internal investigation; the conclusions of the Company’s Audit Committee (and the timing of the conclusions) concerning matters relating to the internal investigation; the timing of the review by, and the conclusions of, GlobalSCAPE’s independent registered public accounting firm regarding the internal investigation and GlobalSCAPE’s financial statements; the possibility that additional errors may be identified; the risk that the completion and filing of the Reports will take longer than expected; pending litigation and the possibility of further legal proceedings adverse to GlobalSCAPE resulting from the restatement or related matters; and the costs associated with the restatement.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

Investor Relations Contact
Contact: Matt Glover or Najim Mostamand, CFA
Phone Number: (210) 801-8489
Email: IR@globalscape.com